                                                                     EXHIBIT 11

                  IMPERIAL HOLLY CORPORATION AND SUBSIDIARIES

                 COMPUTATION OF INCOME (LOSS) PER COMMON SHARE

              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                  YEAR ENDED MARCH 31,
                                            ----------------------------------
                                               1996        1995        1994
                                            ----------  ----------  ----------
NET INCOME (LOSS) FOR PRIMARY AND FULLY
 DILUTED COMPUTATION:
  Income (Loss) Before Extraordinary Item:
    As reported............................ $   (3,218) $   (5,365) $   (7,965)
    Adjustments--none......................         --          --          --
                                            ----------  ----------  ----------
    As adjusted............................ $   (3,218) $   (5,365) $   (7,965)
                                            ==========  ==========  ==========
  Extraordinary Item:
    As reported............................ $      604
    Adjustments--none......................         --
                                            ----------
    As adjusted............................ $      604
                                            ==========
  Net Income (Loss):
    As reported............................ $   (2,614) $   (5,365) $   (7,965)
    Adjustments--none......................         --          --          --
                                            ----------  ----------  ----------
    As adjusted............................ $   (2,614) $   (5,365) $   (7,965)
                                            ==========  ==========  ==========
PRIMARY EARNINGS (LOSS) PER SHARE:
  Weighted average shares of common stock
   outstanding............................. 10,300,487  10,266,299  10,220,172
  Incremental shares issuable from assumed
   exercise of stock options under the
   treasury stock method...................     26,138      34,142      77,014
                                            ----------  ----------  ----------
  Weighted average shares of common stock
   outstanding, as adjusted................ 10,326,625  10,300,441  10,297,186
                                            ==========  ==========  ==========
  Primary earnings (loss) per share:
    Income (loss) before extraordinary
     item.................................. $    (0.31) $    (0.52) $    (0.77)
                                            ==========  ==========  ==========
    Extraordinary item..................... $     0.06
                                            ==========
    Net income (loss)...................... $    (0.25) $    (0.52) $    (0.77)
                                            ==========  ==========  ==========
FULLY DILUTED EARNINGS (LOSS) PER SHARE:
  Weighted average shares of common stock
   outstanding............................. 10,300,487  10,266,299  10,220,172
  Incremental shares issuable from assumed
   exercise of stock options under the
   treasury stock method...................     55,169      53,504      77,014
                                            ----------  ----------  ----------
  Weighted average shares of common stock
   outstanding, as adjusted................ 10,355,656  10,319,803  10,297,186
                                            ==========  ==========  ==========
  Fully diluted earnings (loss) per share:
    Income (loss) before extraordinary
     item.................................. $    (0.31) $    (0.52) $    (0.77)
                                            ==========  ==========  ==========
    Extraordinary item..................... $     0.06
                                            ==========
    Net income (loss)...................... $    (0.25) $    (0.52) $    (0.77)
                                            ==========  ==========  ==========

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This calculation is submitted in accordance with Item 601(b)(11) of Regulation
S-K; the amount of dilution illustrated in this calculation is not required to be disclosed pursuant to paragraph 14 of Accounting Principles Board Opinion No. 15.